Exhibit 99.1

Grubb & Ellis
APARTMENT REIT

SECOND QUARTER INVESTOR UPDATE

2008Q2

Grubb & Ellis Apartment REIT, Inc. has enjoyed a number of accomplishments since its offering began in the third quarter of 2006. This update will provide you with detailed information regarding the activity of the REIT during the second quarter of 2008.

SECOND QUARTER ACCOMPLISHMENTS

- Raised $21 million of equity in the second quarter 2008.
- Acquired two properties valued at $55 million based on purchase price.
- Expanded portfolio to include a total of 12 properties with 3,181 units valued at more than $304 million based on purchase price.
- Acquired Grubb & Ellis Apartment REIT's first properties in the metropolitan market of Atlanta, Georgia.
- Expanded portfolio to include properties in a total of seven major metropolitan markets that are experiencing above average job and population growth.
- Achieved a 93.1 percent portfolio occupancy rate.

SECOND QUARTER ACQUISITIONS



Creekside Crossing, *Lithonia, GA*
Located in the Atlanta suburb of Lithonia, Georgia, Creekside Crossing is a Class A, 280-unit multifamily property with nine different floor plans consisting of approximately 281,000 rentable square feet. The property is currently 93 percent occupied.



Kedron Village, *Peachtree City, GA*
Located in the Atlanta suburb of Peachtree City, Georgia, Kedron Village is comprised of six townhouse buildings, seven three-story garden apartment buildings, and a single-story leasing center with approximately 252,000 rentable square feet. The property is 93 percent occupied.

A MESSAGE FROM GRUBB & ELLIS COMPANY

In uncertain market conditions, investors may turn to public non-traded REITs since they do not trade on a public market exchange. During the first half of 2008, Grubb & Ellis-sponsored public non-traded REITs gained considerable momentum as they were able to acquire a number of new properties.

Grubb & Ellis is a name that you know and can trust. Our investment programs are provided the same world-class property management services provided to some of the largest corporations and institutional owners throughout the world.

We thank you for the confidence that you have placed in our company. We will continue to focus on providing you with the best service and investment products the industry has to offer.

2008 Q2 INVESTOR UPDATE





Q2 ACQUISITION PROPERTY HIGHLIGHT

Kedron Village

Located in the Atlanta suburb of Peachtree City, Georgia, Kedron Village is a 216-unit Class A multifamily community consisting of approximately 252,000 rentable square feet situated on approximately 21.6 acres of land. Completed in 2001, the property is comprised of six townhouse buildings, seven three-story garden apartment buildings, and a single-story leasing center. There are 14 floor plans that vary in unit size from approximately 698 square feet to 1,826 square feet.

Property amenities include a fitness center, business center, swimming pool and a car care center. Unit features may include full-size washer and dryer connections, kitchen pantries, walk-in closets, a fireplace and a patio or sunroom. Kedron Village offers easy access to State Route 74, is within one-half mile of Kedron Elementary School, and is surrounded by residential developments. The property is 93 percent occupied and provides a total of 425 parking spaces, including 100 direct-access garages, 20 detached garages and 305 surface parking spaces.

Shares Sold and Equity Raised

Grubb & Ellis Apartment REIT has sold approximately 12 million shares of its common stock for more than $121 million as of June 30, 2008.

At the close of the second quarter 2008, Grubb & Ellis Apartment REIT has acquired a portfolio of 12 Class A multifamily communities valued at approximately $304 million based on purchase price.

This newsletter contains forward-looking statements. Any forward-looking statements are based upon the current beliefs and expectations of management and involve risks, uncertainties and other factors that may cause the actual results or performance of the company and its affiliates to be materially different from any future results or performance expressed or implied by such forward-looking statements. The material in this newsletter does not constitute an offer to sell, nor a solicitation of an offer to buy the securities described herein. Such an offering is made only by prospectus. Therefore, this material must be accompanied or preceded by a prospectus. You should carefully review the risk factor disclosure in the prospectus and consult with your advisor before investing.

Grubb & Ellis Securities, Inc., member FINRA/SIPC, is the dealer-manager for the Grubb & Ellis Apartment REIT offering. As of August 25, 2008.

Grubb&Ellis.
APARTMENT REIT

(877) 888-7348 www.gbe-reits.com/apartment

To learn more, visit www.gbe-reits.com/apartment.